Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

East Penn Financial Corporation
Emmaus, Pennsylvania

We hereby consent to the use in the Registration Statement on Form S-4 of our report dated March 5, 2007 relating to the consolidated financial statements of East Penn Financial Corporation, which is contained in that registration statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement

/s/ Beard Miller Company LLP

Beard Miller Company LLP
Allentown, Pennsylvania
September 21, 2007